Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement on Form S-3 (333-194187) and Registration Statements on Form S-8 (333-168834, 333-135076, 333-116930, 333-90045, 333-77943, 333-39396 and 333-67692)  of Autobytel Inc. of our report dated February 20, 2014, with respect to the consolidated financial statements and schedule of Autobytel Inc., included in this Amendment No. 1 (Form 10-K/A) to Annual Report on Form 10-K for the year ended December 31, 2013.

/s/ MOSS ADAMS LLP
Los Angeles, California
April 29, 2014